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                                                                  EXHIBIT (c)(2)

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                               HEALTHSOURCE, INC.

                                     Issuer

                                      AND

                              THE BANK OF NEW YORK

                                    Trustee

                          FIRST SUPPLEMENTAL INDENTURE

                            DATED AS OF JUNE 3, 1996

                                       TO

                                   INDENTURE

                           DATED AS OF MARCH 6, 1996

                   5% CONVERTIBLE SUBORDINATED NOTES DUE 2003

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     FIRST SUPPLEMENTAL INDENTURE dated as of June 3, 1996, between
HEALTHSOURCE, INC., a New Hampshire corporation (the "Company"), and THE BANK OF NEW YORK, a New York banking corporation (the "Trustee").

                              W I T N E S S E T H:

     WHEREAS, the Company and the Trustee have heretofore executed and delivered a certain indenture dated as of March 6, 1996 (the "Indenture"), pursuant to which 5% Convertible Subordinated Notes Due 2003 (the "Notes") in an aggregate principal amount of $247,250,000 have been issued;

     WHEREAS, Section 10.1(f) of the Indenture provides, among other things, that, without the consent of the holders of the Notes, the Company, when authorized by Board Resolutions, and the Trustee, may enter into an indenture supplemental to the Indenture to cure any ambiguity or to correct or supplement any provision contained therein or in any supplemental indenture that may be defective or inconsistent with any other provision contained therein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under the Indenture that shall not adversely affect the interests of the holders of the Notes;

     WHEREAS, the Company and the Trustee join in the execution of this First Supplemental Indenture for the purpose of amending certain provisions of the Indenture as hereinafter set forth;

     WHEREAS, the execution and delivery of this First Supplemental Indenture has been authorized by Board Resolutions and the Trustee; and

     WHEREAS, all conditions precedent and requirements necessary to make this First Supplemental Indenture a valid and legally binding instrument in accordance with its terms have been complied with, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

     NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the premises and intending to be legally bound hereby, it is mutually covenanted and agreed, for the equal and proportionate benefit of all holders of the Notes, as follows:

                                   ARTICLE I.

                                   AMENDMENTS

     SECTION 1.1 The first sentence of the fifth paragraph of Section 14.2 of the Indenture is hereby amended to read as follows:

     "Any Note or portion thereof surrendered for conversion during the period from the close of business on the record date for any interest payment date through the opening of business on the next succeeding interest payment date shall (unless such Note or portion thereof being converted shall have been called for redemption on a date during the period from the close of business on or after any record date to the opening of business on the business day following the corresponding payment date) be accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest otherwise payable on such interest payment date on the principal amount being converted; provided, however, that no such payment need be made if there shall exist at the time of conversion a default in the payment of interest on the Notes.

     SECTION 1.2 The second sentence of the thirteenth paragraph within the "FORM OF REVERSE OF NOTE" portion of Exhibit A of the Indenture (which paragraph begins "Subject to the provisions of the Indenture") is hereby amended to read as follows:

     "No adjustment in respect of interest or dividends will be made upon any conversion; provided that if this Note shall be surrendered for conversion during the period from the close of business on any record date for the payment of interest through the opening of business on the next succeeding interest payment date, this Note (unless it or the portion being converted shall have been called for redemption on a date during the period from the close of business on or after any record date to the opening of business on the business day

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following the corresponding payment date) must be accompanied by an amount, in funds acceptable to the Company, equal to the interest payable on such interest payment date on the principal amount being converted."

     SECTION 1.3 The second sentence of the thirteenth paragraph within the "FORM OF REVERSE OF RESTRICTED GLOBAL NOTE" portion of Exhibit B of the Indenture (which paragraph begins "Subject to the provisions of the Indenture") is hereby amended to read as follows:

     "No adjustment in respect of interest or dividends will be made upon any conversion; provided that if this Restricted Global Note shall be surrendered for conversion

     IN WITNESS WHEREOF, the parties hereto have caused this first Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested all as of the day and year first above written.

                                          HEALTHSOURCE, INC.

                                          By /s/ NORMAN C. PAYSON

                                            ------------------------------------
                                            Name: Norman C. Payson
                                            Title: President

Attest:

/S/ JOHN S. RICHARDSON
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    Name: John S. Richardson
    Title: Secretary

                                                 THE BANK OF NEW YORK
                                                 as Trustee

                                                 By LUCILLE FIRRINCIELE
                                                    --------------------------------------------
                                                    Name: Lucille Firrinciele
                                                    Title: Assistant Vice President

Attest:

/s/ NANCY GILL
  -------------------------------------------
    Name: Nancy Gill
    Title: Assistant Treasurer


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